UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

OPES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Park Plaza Torre I

Javier Ramos Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

(Address of Principal Executive Offices) (Zip Code)

+52 (55) 5992-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On March 16, 2018, the Company consummated the initial public offering (“IPO”) of 10,000,000 of its units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and one redeemable warrant (“Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 400,000 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,000,000. The Private Placement Units were purchased by the initial shareholders of the Company. The Company also sold an option to EarlyBirdCapital, Inc., the representative of the underwriters in its IPO, and its designees, to purchase 750,000 Units (“Purchase Option”) at an initial exercise price of $10.00 per Unit, for $100. The Private Placement Units and the Units underlying the Purchase Option are identical to the Units sold in the IPO, except that the Warrants underlying the Private Placement Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial stockholders or their permitted transferees. The purchasers of the Private Placement Units have agreed (A) to vote any Common Stock held by them in favor of any proposed business combination, (B) not to convert any such Common Stock into the right to receive cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or sell any Common Stock to the Company in a tender offer in connection with a proposed initial business combination and (C) that any Common Stock they own shall not participate in any liquidating distribution upon winding up if a business combination is not consummated within the required time period. Additionally, the initial stockholders have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet as of March 16, 2018 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

On March 20, 2018, the Company consummated the closing of the sale of 1,500,000 Units at $10.00 per Unit which were sold subject to the underwriters’ over-allotment option. The Company also consummated the closing of the sale of an additional 45,000 Private Placement Units at $10.00 per Private Placement Units to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option.

Of the gross proceeds of the IPO and Private Placement (including as a result of the underwriters’ over-allotment option), $116,150,000 (or $10.10 per Unit sold in the IPO) was placed in trust.

A copy of the press release issued by the Company announcing the consummation of the sale of the Units subject to the over-allotment option and the sale of the additional Private Placement Units is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

99.3	Press Release Announcing Consummation of over-allotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2018

OPES ACQUISITION CORP.

By:	/s/ Miguel Angel Villegas
Name: Miguel Angel Villegas
Title: Chief Financial Officer

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